Exhibit 99.1

Date:	October 29, 2019	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS THIRD QUARTER 2019
EARNINGS PER DILUTED SHARE OF $2.38 AND
ADJUSTED EARNINGS PER DILUTED SHARE OF $2.34(1)

•	Q3 net sales up 2% (organic +3%, divestiture -1%)

•	Q3 diluted EPS of $2.38; adjusted diluted EPS of $2.34(1)

◦	Includes restructuring and related investment ($0.10)

•	Tighten FY19 adjusted diluted EPS to $7.95-$8.10(1); GAAP diluted EPS of $6.95-$7.10

◦	Includes restructuring and related investment (~$0.40)

•	Raise free cash flow expectation to >100% of adjusted net income(1,3)

•	Completed divestiture of Haefely high voltage test business
SHELTON, CT. (October 29, 2019) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the third quarter ended September 30, 2019.
"Hubbell delivered another strong quarter of operating performance," said David G. Nord, Chairman and Chief Executive Officer. "Organic growth of 3% continued to be driven by our utility facing end markets, with strength in Electrical T&D. Our Power segment achieved another quarter of strong top and bottom line performance, and remains well positioned to deliver differentiated results. Electrical segment end markets were mixed as growth in gas distribution, non-residential, and residential markets was offset by weakness in lighting national account business and softening in heavy industrial markets."

Mr. Nord continued, "We were effective in driving price and productivity to offset inflationary headwinds, which enabled us to expand year-over-year adjusted operating margins despite increased investment in footprint optimization. Free cash flow performance was again strong in the quarter, driven by our ongoing working capital management, while maintaining high levels of customer service.
We also improved the portfolio as part of our ongoing commitment to drive shareholder value through strategic capital allocation. We completed a divestiture of the Haefely high voltage test business in the third quarter, as we determined the business no longer met our return hurdles and was not core to our overall product offering. On the acquisition front, we signed an agreement for a bolt-on acquisition in our Power segment for a provider of asset protection solutions to the power grid, an attractive market niche with strong growth and margin characteristics. This acquisition is expected to close in the fourth quarter, subject to customary closing conditions. Acquisitions remain a critical component of our strategy which we expect to continue to contribute to future earnings growth. Our high quality portfolio of electrical solutions with strong brand value and best in class reliability positions us well for long-term success."
Mr. Nord concluded, "Hubbell's third quarter results reflect strong execution in a mixed end market environment. We are more cautious on near-term market volume expectations, but with aggressive cost actions already underway and continued opportunity for operational improvement ahead of us, we are confident in our ability to drive consistent and differentiated performance."

FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on third quarter results in 2019 and 2018.
Electrical segment net sales in the third quarter of 2019 of $689 million were comparable to $687 million reported in the third quarter of 2018. Organic sales grew 1% in the quarter while a divestiture subtracted 1%. Operating income was $90 million, or 13.1% of net sales, compared to $94 million, or 13.7% of net sales in the same period of 2018. Adjusted operating income was $96 million, or 13.9% of net sales, in the third quarter of 2019 as compared to $100 million, or 14.5% of net sales in the same period of the prior year (1). The decreases in adjusted operating income and adjusted operating margin were primarily due to lower volumes, increased investment in restructuring and related activities, and a divestiture, partially offset by price realization and productivity in excess of cost inflation.
Power segment net sales in the third quarter of 2019 increased 5% to $515 million compared to $492 million reported in the third quarter of 2018. Organic sales grew 5% compared to the third quarter of 2018, with legacy Power Systems growing high single digits and Aclara approximately flat. Operating income was $83 million, or 16.1% of net sales, compared to $70 million, or 14.2% of net sales in the same period of 2018. Adjusted operating income was $95 million, or 18.4% of net sales, in the third quarter of 2019 as compared to $83 million, or 16.8% of net sales in the same period of the prior year (1). The increases in operating income and operating margin were primarily due to volume growth, as well as price realization and productivity in excess of cost inflation.
Adjusted third quarter results exclude $0.24 of amortization of acquisition-related intangible assets, as well as two non-operating items; a $0.37 gain on divestiture of our Haefely high voltage test business and a $0.09 investment loss recorded in other expense. Results in the quarter are based on a reported tax rate of 21.1% and an adjusted tax rate of 23.0%.
Net cash provided from operating activities was $176 million in the third quarter of 2019 versus $187 million in the comparable period of 2018. Free cash flow (defined as cash flow from operating activities less capital expenditures) was $151 million in the third quarter of 2019 versus $164 million reported in the comparable period of 2018 (3).

SUMMARY & OUTLOOK

For the full year 2019, Hubbell now anticipates end markets will grow approximately 2%, comprised of 1 - 3% in non-residential markets, 0 - 1% in residential markets, 0 - 1% in oil and gas markets, 4 - 5% in electrical T&D markets, and 0 - 1% in industrial markets. Market growth is expected to be complemented by approximately 1% growth from previously completed acquisitions net of a divestiture.
Hubbell now anticipates 2019 adjusted diluted earnings per share (“Adjusted EPS”) in the range of $7.95 to $8.10(1) and reported diluted earnings per share expectations in the range of $6.95 to $7.10. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 for the full year(1), as well as certain other non-operating items as detailed in the adjusted diluted EPS reconciliation in this press release. The Company believes Adjusted EPS is an insightful measure of underlying financial performance in light of our acquisition strategy.
The adjusted earnings per share range is based on an adjusted tax rate of 23-24% and includes approximately $0.40 of anticipated restructuring and related investment. This range also incorporates the impact of the divestiture of our Haefely high voltage test business, which is expected to be a modest headwind to 2019 adjusted earnings. The Company now expects free cash flow to be greater than 100% of adjusted net income in 2019.(1,3)

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its third quarter 2019 financial results today, October 29, 2019 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 3639458. The replay will remain available until November 29, 2019 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results and outlook, anticipated end market growth, expectations with respect to the Company's position to deliver differentiated results in our Power segment, our beliefs about M&A contributing to future earnings growth, expectations regarding the impact of high quality portfolio of electrical solutions, projected earnings per share expectations, anticipated impacts of acquisitions and the sale of the Haefely business on our earnings, expectations regarding closing a bolt-on acquisition in the fourth quarter, expectations regarding projected free cash flow in 2019, expectations regarding continued opportunity for operational improvement and confidence in our ability to drive consistent and differentiated performance, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, improvement in operating results, market conditions and economic conditions are forward-looking, including those regarding the future growth of the Company’s end markets, and our ability to achieve full year commitments through price and productivity initiatives. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the sale of the Haefely business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2018 revenues of $4.5 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$1,204.0	$1,179.7	$3,487.7	$3,337.6
Cost of goods sold	842.0	830.7	2,461.0	2,357.8
Gross profit	362.0	349.0	1,026.7	979.8
Selling & administrative expenses	189.1	185.2	566.0	559.5
Operating income	172.9	163.8	460.7	420.3
Operating income as a % of Net sales	14.4%	13.9%	13.2%	12.6%
Gain on disposition of business	21.7	—	21.7	—
Multi-employer pension charge	—	—	(22.9)	—
Interest expense, net	(17.0)	(18.4)	(51.7)	(54.5)
Other income (expense), net	(9.6)	(2.9)	(18.2)	(13.5)
Total other expense, net	(4.9)	(21.3)	(71.1)	(68.0)
Income before income taxes	168.0	142.5	389.6	352.3
Provision for income taxes	35.4	27.8	85.3	75.4
Net income	132.6	114.7	304.3	276.9
Less: Net income attributable to noncontrolling interest	1.9	1.1	5.3	4.7
Net income attributable to Hubbell	$130.7	$113.6	$299.0	$272.2
Earnings Per Share:
Basic	$2.40	$2.07	$5.48	$4.96
Diluted	$2.38	$2.06	$5.45	$4.93
Cash dividends per common share	$0.84	$0.77	$2.52	$2.31

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$300.0	$189.0
Short-term investments	11.3	9.2
Accounts receivable, net	787.1	725.4
Inventories, net	662.0	651.0
Other current assets	49.5	69.1
TOTAL CURRENT ASSETS	1,809.9	1,643.7
Property, plant and equipment, net	497.6	502.1
Investments	50.0	56.3
Goodwill	1,781.4	1,784.4
Intangible assets, net	765.0	819.5
Other long-term assets	170.4	66.1
TOTAL ASSETS	$5,074.3	$4,872.1
LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$35.9	$56.1
Accounts payable	414.7	393.7
Accrued salaries, wages and employee benefits	92.8	101.6
Accrued insurance	70.2	61.3
Other accrued liabilities	252.6	226.6
TOTAL CURRENT LIABILITIES	866.2	839.3
Long-term debt	1,714.1	1,737.1
Other non-current liabilities	578.4	496.8
TOTAL LIABILITIES	3,158.7	3,073.2
Hubbell Shareholders’ Equity	1,903.1	1,780.6
Noncontrolling interest	12.5	18.3
TOTAL EQUITY	1,915.6	1,798.9
TOTAL LIABILITIES AND EQUITY	$5,074.3	$4,872.1

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities
Net income attributable to Hubbell	$299.0	$272.2
Depreciation and amortization	111.1	112.8
Stock-based compensation expense	13.5	13.4
Gain on disposition of business	(21.7)	—
Multi-employer pension charge	22.9	—
Deferred income taxes	(2.9)	22.2
Accounts receivable, net	(66.7)	(133.9)
Inventories, net	(23.4)	17.8
Accounts payable	30.6	48.1
Current liabilities	(2.4)	(10.2)
Contributions to defined benefit pension plans	(0.3)	(11.4)
Other, net	25.4	8.2
Net cash provided by operating activities	385.1	339.2
Cash Flows From Investing Activities
Capital expenditures	(72.6)	(70.7)
Proceeds from disposal of business, net of cash	33.4	—
Acquisition of businesses, net of cash acquired	(5.0)	(1,118.0)
Net change in investments	5.9	0.9
Other, net	3.8	2.3
Net cash used in investing activities	(34.5)	(1,185.5)
Cash Flows From Financing Activities
Long-term debt (repayment) issuance, net	(18.8)	835.0
Short-term debt borrowings, net	(26.6)	37.0
Payment of dividends	(137.1)	(126.5)
Repurchase of common shares	(35.0)	(20.0)
Other, net	(20.2)	(20.8)
Net cash (used) provided by financing activities	(237.7)	704.7
Effect of foreign exchange rate changes on cash and cash equivalents	(1.9)	(4.6)
Increase (decrease) in cash and cash equivalents	111.0	(146.2)
Cash and cash equivalents
Beginning of period	189.0	375.0
End of period	$300.0	$228.8

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,
	2019	2018	2019	2018	2019	2018
	Costs of goods sold		S&A expense		Total
Restructuring costs (benefit)	$4.0	$1.0	$1.2	$1.4	$5.2	$2.4
Restructuring related costs	0.7	—	1.2	1.8	1.9	1.8
Restructuring and related costs (non-GAAP measure) (4)	$4.7	$1.0	$2.4	$3.2	$7.1	$4.2

	Nine Months Ended September 30,
	2019	2018	2019	2018	2019	2018
	Costs of goods sold		S&A expense		Total
Restructuring costs (benefit)	$11.3	$2.2	$4.3	$0.9	$15.6	$3.1
Restructuring related costs	0.9	0.3	1.7	5.9	2.6	6.2
Restructuring and related costs (non-GAAP measure) (4)	$12.2	$2.5	$6.0	$6.8	$18.2	$9.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Restructuring and related costs included in Cost of goods sold
Electrical	$3.4	$0.9	$9.3	$2.3
Power	1.3	0.1	2.9	0.2
Total	$4.7	$1.0	$12.2	$2.5
Restructuring and related costs included in Selling & administrative expenses
Electrical	$2.4	$1.6	$4.4	$3.7
Power	—	1.6	1.6	3.1
Total	$2.4	$3.2	$6.0	$6.8

Impact on income before income taxes	$7.1	$4.2	$18.2	$9.3
Impact on Net income available to Hubbell common shareholders	5.3	3.2	13.7	7.1
Impact on Diluted earnings per share	$0.10	$0.06	$0.25	$0.13

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Net income attributable to Hubbell (GAAP measure)	$130.7	$113.6	15%	$299.0	$272.2	10%
Amortization of acquisition-related intangible assets, net of tax	13.1	14.3		40.2	45.7
Gain on disposition of business, net of tax	(20.5)	—		(20.5)	—
Multi-employer pension charge, net of tax	—	—		17.1	—
Loss on investment, net of tax	5.0	—		5.0	—
Aclara transaction costs, net of tax	—	0.9		—	9.7
Adjusted Net Income (1)	$128.3	$128.8	—%	$340.8	$327.6	4%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$130.7	$113.6		$299.0	$272.2
Less: Earnings allocated to participating securities	(0.5)	(0.4)		(1.2)	(1.0)
Net income available to common shareholders (GAAP measure) [a]	$130.2	$113.2	15%	$297.8	$271.2	10%

Adjusted Net Income (1)	$128.3	$128.8		$340.8	$327.6
Less: Earnings allocated to participating securities	(0.5)	(0.4)		(1.3)	(1.1)
Adjusted net income available to common shareholders (1) [b]	$127.8	$128.4	—%	$339.5	$326.5	4%

Denominator:
Average number of common shares outstanding [c]	54.3	54.6		54.4	54.7
Potential dilutive shares	0.3	0.3		0.3	0.3
Average number of diluted shares outstanding [d]	54.6	54.9		54.7	55.0

Earnings per share (GAAP measure):
Basic [a] / [c]	$2.40	$2.07		$5.48	$4.96
Diluted [a] / [d]	$2.38	$2.06	16%	$5.45	$4.93	11%

Adjusted earnings per diluted share (1) [b] / [d]	$2.34	$2.34	—%	$6.21	$5.94	5%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Net Sales [a]	$1,204.0	$1,179.7	2%	$3,487.7	$3,337.6	4%

Operating Income
GAAP measure [b]	$172.9	$163.8	6%	$460.7	$420.3	10%
Amortization of acquisition-related intangible assets	17.5	18.7		53.8	60.2
Aclara transaction costs	—	0.3		—	9.3
Adjusted operating income (1) [c]	$190.4	$182.8	4%	$514.5	$489.8	5%

Operating margin
GAAP measure [b] / [a]	14.4%	13.9%	+50 bps	13.2%	12.6%	+60 bps
Adjusted operating margin (1) [c] / [a]	15.8%	15.5%	+30 bps	14.8%	14.7%	+10 bps

Electrical segment	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Net Sales [a]	$689.3	$687.4	—%	$2,007.7	$1,994.1	1%

Operating Income
GAAP measure [b]	$90.2	$94.0	(4)%	$246.8	$246.5	—%
Amortization of acquisition-related intangible assets	5.6	5.9		17.0	17.9
Adjusted operating income (1) [c]	$95.8	$99.9	(4)%	$263.8	$264.4	—%

Operating margin
GAAP measure [b] / [a]	13.1%	13.7%	-60 bps	12.3%	12.4%	-10 bps
Adjusted operating margin (1) [c] / [a]	13.9%	14.5%	-60 bps	13.1%	13.3%	-20 bps

Power segment	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Net Sales [a]	$514.7	$492.3	5%	$1,480.0	$1,343.5	10%

Operating Income
GAAP measure [b]	$82.7	$69.8	18%	$213.9	$173.8	23%
Amortization of acquisition-related intangible assets	11.9	12.8		36.8	42.3
Aclara transaction costs	—	0.3		—	9.3
Adjusted operating income (1) [c]	$94.6	$82.9	14%	$250.7	$225.4	11%

Operating margin
GAAP measure [b] / [a]	16.1%	14.2%	+190 bps	14.5%	12.9%	+160 bps
Adjusted operating margin (1) [c] / [a]	18.4%	16.8%	+160 bps	16.9%	16.8%	+10 bps

HUBBELL INCORPORATED
Adjusted EBITDA
(unaudited)
(in millions)

	Three Months Ended September 30,
	2019	2018	Change
Net income	$132.6	114.7	16%
Provision for income taxes	35.4	27.8
Interest expense, net	17.0	18.4
Other income (expense), net	9.6	2.9
Depreciation and amortization	37.4	36.5
Multi-employer pension charge	—	—
Gain on disposition of business	(21.7)	—
Aclara transaction costs in operating income	—	0.3
Subtotal	77.7	85.9
Adjusted EBITDA (1)	$210.3	$200.6	5%

	Nine Months Ended September 30,
	2019	2018	Change
Net income	$304.3	$276.9	10%
Provision for income taxes	85.3	75.4
Interest expense, net	51.7	54.5
Other income (expense), net	18.2	13.5
Depreciation and amortization	111.1	112.8
Multi-employer pension charge	22.9	—
Gain on disposition of business	(21.7)	—
Aclara transaction costs in operating income	—	9.3
Subtotal	267.5	265.5
Adjusted EBITDA (1)	$571.8	$542.4	5%

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	September 30, 2019	December 31, 2018
Total Debt	$1,750.0	$1,793.2
Total Hubbell Shareholders’ Equity	1,903.1	1,780.6
Total Capital	$3,653.1	$3,573.8
Total Debt to Total Capital	48%	50%
Less: Cash and Investments	$361.3	$254.5
Net Debt (2)	$1,388.7	$1,538.7
Net Debt to Total Capital (2)	38%	43%

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$175.5	$186.9	$385.1	$339.2
Less: Capital expenditures	(24.9)	(23.2)	(72.6)	(70.7)
Free cash flow (3)	$150.6	$163.7	$312.5	$268.5

Adjusted Tax Rate Reconciliation

	Three Months Ended September 30,
	2019	2018
Effective Tax Rate (GAAP measure)	21.1%	19.5%
Gain on sale of business	2.4%	—%
Other Adjustments	(0.5)%	0.6%
Adjusted Effective Tax Rate	23.0%	20.1%

HUBBELL INCORPORATED
Footnotes

(1) References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted EBITDA, and adjusted effective tax rate which exclude, where applicable:

◦
Effective as of the first quarter of 2019, amortization of acquisition-related intangible assets associated with all of our business acquisitions, including inventory step-up amortization associated with those acquisitions,

◦	A multi-employer pension charge in the second quarter of 2019 to recognize certain additional liabilities associated with the Company's participation and withdrawal from a multi-employer pension plan,

◦	A gain recognized in the third quarter of 2019 from the disposition of a business,

◦	An investment loss recognized in the third quarter of 2019 and reported within Other income (expense), net in the Condensed Consolidated Statement of Income,

◦	Adjusted operating measures in 2018 also excluded, Aclara transaction costs, which includes professional services and other fees that were incurred in connection with the acquisition of Aclara,

◦	Adjusted EBITDA also excludes the Other income (expense), net, and Interest expense, net, captions of the Condensed Consolidated Statement of Income,

◦	Adjusted effective tax rate also excludes the tax effect of the gain on the sale of a business and the tax effects of other adjustments described above.

Each of these adjusted operating measures are non-GAAP measures. Management uses the adjusted measures when assessing the performance of the business. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

(3) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

(4) In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.